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                      NONCOMPETITION AND LICENSE AGREEMENT


         This Noncompetition and License Agreement ("Agreement"), is made this 31st day of July, 2000, by and between Columbia Energy Group, a Delaware corporation ("Columbia"), and The New Power Company, a Delaware corporation ("New Power"), and is effective as of the Effective Date (as hereinafter defined).

                                   WITNESSETH:

         WHEREAS, pursuant to the Asset Purchase Agreement, New Power is acquiring the Specified Assets from Sellers; and

         WHEREAS, as a material condition to New Power's obligation to consummate the transactions contemplated by the Asset Purchase Agreement, and for the consideration described herein, Columbia has agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

         1.       DEFINITIONS.  In this Agreement:

         "AFFILIATES" shall have the meaning set out in Section 1.1 of the Asset Purchase Agreement.

         "ASSET PURCHASE AGREEMENT" shall mean that certain Asset Purchase Agreement dated June 29, 2000, by and among Columbia Energy Services Corporation, Columbia Energy Retail Corporation, and Columbia Energy Power Marketing Corporation, as Sellers, TNPC, Inc., and New Power, as Buyer, for the acquisition of the Specified Assets by New Power.

         "CLOSING DATE" shall have the meaning set out in Section 1.1 of the Asset Purchase Agreement.

         "COMPETING BUSINESS" shall have the meaning set out in Section 3 hereof.

         "EFFECTIVE DATE" shall mean the Closing Date.

         "FIELD OF USE" shall have the meaning set out in Section 6.1 hereof.

         "JURISDICTIONS" shall have the meaning set out in Section 1.1 of the Asset Purchase Agreement.

         "MASS MARKETS BUSINESS" shall have the meaning set out in Section 1.1 of the Asset Purchase Agreement.

         "NON-COMPETE PERIOD" shall have the meaning set out in Section 3 hereof.

         "NOTICE" shall have the meaning set out in Section 10 hereof.

         "PERMITTED COMPETITORS" shall have the meaning set out in Section 3 hereof.

         "SPECIFIED ASSETS" shall have the meaning set out in Section 1.1 of the Asset Purchase Agreement.

         "TRADEMARKS" shall have the meaning set out in Section 6.1 hereof.

         2. CONSIDERATION FOR COVENANTS. The consideration for the promises and covenants contained herein is as set forth in the Asset Purchase Agreement and other good and valuable consideration.

         3. COVENANT NOT TO COMPETE. Columbia covenants and agrees that, for a period of three (3) years following the Closing Date (said three (3) year period, the "Non-Compete Period") it shall not engage, and it shall cause its Affiliates not to engage, directly or indirectly, whether as principal or as agent, partner, member, representative, shareholder or otherwise, alone or in association with any other Person, in any Competing Business in any Jurisdiction; provided, however, that notwithstanding the foregoing, Columbia may own, directly or indirectly, solely as an investment, securities of any person, firm, or entity which are publicly traded if Columbia (a) is not a controlling person of, or a member of a group which controls, such person, firm, or entity; (b) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person, firm, or entity; or (c) does not interfere with business relationships (whether formed heretofore or hereafter) between such Competing Business and any customers or suppliers of the Competing Business.

         For purposes of this Agreement, the term "Competing Business" shall mean the business of retail marketing and sale to residential and light commercial customers of natural gas and/or electricity commodities; and the term "light commercial customer" shall mean a commercial customer that, on a per site, store or facility basis, consumes annually 10,000 MMBtu or less of natural gas. Notwithstanding the foregoing, the Affiliates of Columbia whose businesses are regulated by either a state Public Utility Commission or Public Service Commission or the Federal Energy Regulatory Commission, in each case only as long as such entity is a regulated entity (the "Permitted Competitors") shall have the right to engage in a Competing Business. The term "Competing Business" shall not include supplying electricity to the host site of a power generation facility or the purchase or sale of electricity or ancillary services by a power generation facility owned by Columbia Electric Corporation, or a 50% or more owned subsidiary thereof.

         4. NON-SOLICITATION OF CUSTOMERS. Columbia agrees that during the Non-Compete Period it shall not, and it shall cause its Affiliates (other than the Permitted Competitors) not to (a) solicit, directly or indirectly, with respect to any Competing Business in any Jurisdiction, the trade of or trade with any customers of New Power or any of its Affiliates, or (b) intentionally interfere with the customer relationships of New Power or any of its Affiliates with respect to any Competing

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Business in any Jurisdiction. For the purposes of this section, the publication or advertisement by any Permitted Competitor or by Columbia on behalf of any Permitted Competitor of a general solicitation for customers in a newspaper or other publication or media of general interest, and the employment of any employee of New Power or any of its Affiliates who responds to a general solicitation for employment not targeted at such employee, shall not be a breach hereof.

         5. NON-SOLICITATION OF EMPLOYEES. Columbia agrees that during the Non-Compete Period it shall not solicit or induce, or attempt to solicit or induce, and it shall cause its Affiliates (other than the Permitted Competitors) not to solicit or induce or attempt to solicit or induce, directly or indirectly, any employee of New Power or any of its Affiliates to leave such employ for any reason associated with Competing Business in any Jurisdiction. For the purposes of this section, the publication or advertisement by Columbia or any Affiliate of a general solicitation for employment in a newspaper, trade journal or other publication or media of general interest, and the employment of any employee of New Power or any of its Affiliates who responds to a general solicitation for employment not targeted at a specific employee, shall not be a breach hereof.

         6.       TRADEMARK LICENSE


                  6.1 GRANT. Columbia hereby grants to New Power an exclusive right and privilege to use in the Jurisdictions those trademarks, service marks and trade names specifically listed on Schedule A attached to and made a part hereof (each a "Trademark" or collectively the "Trademarks") upon or in connection with the provision, promotion and sale of retail residential and small commercial natural gas and electricity commodities (collectively, the "Field of Use"). No other rights relating to the Trademarks are granted herein.

                  6.2 SUBLICENSES. Notwithstanding the foregoing, New Power shall have the right to grant sublicenses in the Field of Use to any of its wholly-owned subsidiaries on the condition that any such sublicenses to be subject to the terms and conditions of this Agreement.

                  6.3 MARKING. New Power shall comply with the marking requirements of the Jurisdictions in which New Power uses the Trademarks and use the registered trademark symbol "(R)" with each of the Trademarks when a Trademark is used in connection with the goods/services specified in the registration. New Power shall only use the Trademarks as set forth herein.

                  6.4 APPROVAL OF TRADEMARK USE. To assure that the packaging, appearance, quality and distribution of the goods and services used in association with the Trademarks meet Columbia's standards, Columbia retains the right to approve of any packaging, manufacture, appearance, quality and distribution of the goods or services offered by New Power in association with the Trademarks, which approval shall not be unreasonably withheld or delayed. In conjunction therewith, Columbia has the right to reasonably inspect the goods and services offered by New Power in association with the Trademarks. Notwithstanding the foregoing, Columbia acknowledges that the goods and services offered by Columbia in the Mass Markets

Business and the goods and services offered by New Power satisfy Columbia's standards of quality.

                  6.5 OWNERSHIP OF TRADEMARKS. New Power acknowledges the ownership of the Trademarks in Columbia, agrees that it will do nothing inconsistent with such ownership and that all use of the Trademarks by New Power shall inure to the benefit of and be on behalf of Columbia, and agrees to assist Columbia in recording this Agreement with appropriate government authorities if necessary. New Power agrees that nothing in this Agreement shall give New Power any right, title or interest in or to the Trademarks other than the right to use the Trademarks in accordance with this Agreement and New Power agrees that it will not attack the title of Columbia to the Trademarks or attack the validity of this Agreement.

                  6.6 POLICING. Each party shall promptly and fully advise the other of any action by a third party which impairs or has a tendency to impair the trademark value of any Trademark, including any misuse of any Trademark which is likely to erode the distinctive attributes. The parties shall cooperate in a concerted policing effort to avoid generic or descriptive use of the Trademarks.

                  6.7 ENFORCEMENT. Columbia shall have the right but not the obligation to take such action as it shall deem appropriate to enforce trademark rights against infringers. Consistent therewith, Columbia shall control those actions and may make demands, institute suit and/or undertake settlement or otherwise compromise claims in respect of third party use or misuse of any Trademark. In the event Columbia elects not to enforce its rights hereunder, New Power, at its own expense, may enforce the Trademark rights and shall be entitled to all recoveries from such enforcement, provided that New Power may not enter into a settlement or consent agreement regarding one or more of the Trademarks without Columbia's consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  6.8      TERM. The Trademark license rights granted under this
Section 6 shall expire three (3) years from the Effective Date. Upon expiration, New Power agrees immediately to discontinue all use of the Trademarks.

         7. PROHIBITED USE. For a period of three (3) years following the Closing Date, Columbia shall not use, and shall cause its Affiliates not to use, directly or indirectly, the Trademarks within the Field of Use in the Jurisdictions. Notwithstanding the foregoing, nothing herein shall prevent Columbia from continuing to use any other or its trademarks not specifically listed on Exhibit A.

         8. MARKETS. Columbia and New Power acknowledge and agree that this Agreement is subject to Section 7.13 of the Asset Purchase Agreement.

         9. SEVERABILITY. The covenants contained herein shall be construed as a series of separate and severable covenants. Columbia agrees that if any court of competent jurisdiction determines that any such separate covenant is not fully enforceable pursuant to its terms, such covenant shall be deemed modified or severed and that the remainder of such covenant and of this Agreement shall be enforced to the fullest extent permitted by applicable law and consistent with the intent of the parties expressed hereunder.

         10. INJUNCTIVE RELIEF. The parties acknowledge and agree that the covenants and obligations hereunder are of special and unique character and that any breach of any such covenants or obligations would cause irreparable harm for which remedies at law are inadequate. Such non-breaching party shall have the right to injunctive or other equitable relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement. All costs and expenses (including attorneys' fees and costs incurred in arbitration proceedings) reasonably incurred in any dispute concerning the enforcement of this Agreement shall be borne by the non-prevailing party.

         11. BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefits of the parties hereto and their successors and permitted assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned by either party without the prior written consent of the non-assigning party, such consent not to be unreasonably withheld; provided, however, that this Agreement and all rights hereunder may be assigned by either party without the prior written consent of the non-assigning party to any corporation or other business entity that succeeds to all or substantially all of the assigning party's business through merger, consolidation, or corporate reorganization, or by acquisition of all or substantially all of the assets of the assigning party, and assumes the assigning party's obligations under this Agreement.

         12. NOTICES. Any notice, request, instruction, correspondence or other document required to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:


                           If to Columbia, addressed to:

                                    Columbia Energy Group
                                    13880 Dulles Corner Lane
                                    Herndon, Virginia  20171-4600
                                    Attention:  Sharon Heaton
                                    Telecopier No.:  (703) 561-7303

                                    With a copy to:

                                    Hogan & Hartson, L.L.P.
                                    8300 Greensboro Drive
                                    Suite 1100
                                    McLean, Virginia  22102
                                    Attention:  Richard T. Horan, Jr., Esq.
                                    Telecopier No.:  (703) 610-6200

                           If to New Power, addressed to:

                                    The New Power Company
                                    10 Glenville Street
                                    Greenwich, Connecticut 06831
                                    Attention: Managing Director, Law and
                                               Government Affairs
                                    Telecopier No.:  (203) 531-0404

                                    With a copy to:

                                    Bracewell & Patterson, L.L.P.
                                    2000 K Street, NW, Suite 500
                                    Washington, D.C. 20006
                                    Attention:  Stephen F. Hogwood
                                    Telecopier No.(202) 223-1225

Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective five days after deposit with the United States postal service. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if received before the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by regular mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement or the breach, termination, validity or enforceability hereof shall addressed and settled in the manner provided in
Article XIV of the Asset Purchase Agreement, the terms and conditions of which are hereby incorporated herein in their entirety.

         15. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements whether written or oral and constitutes the entire agreement between the parties with respect to the subject matter hereof. There shall be no modification, amendment, waiver or alteration of this Agreement, except in writing and signed by duly authorized officers of the parties. Any waiver of any terms or conditions hereof by either party shall not be construed as a continuing waiver but shall only apply to the particular transaction involved.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware, without regard to its conflict of laws rules or principles.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                                     COLUMBIA ENERGY GROUP

                                     By: /s/ M.W. O'DONNELL
                                        ----------------------------------------
                                     Name: M.W. O'Donnell
                                          --------------------------------------
                                     Title: Senior Vice President & CFO
                                           -------------------------------------


                                     THE NEW POWER COMPANY

                                     By: /s/ KATHLEEN E. MAGRUDER
                                        ----------------------------------------
                                     Name: Kathleen E. Magruder
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------











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                                   SCHEDULE A

                             COLUMBIA NAME AND MARKS

CES (Registration No. 2,288,429)
Columbia Energy Services (Registration No. 2,094,506)
Columbia Energy Services.... Your Energy Solution & design
(Registration No. 2,114,397)
The Columbia Energy Market Center (Registration No. 2,092,434)
The Fast Lane (Registration No. 2,021,784)
Neighbors and Friends





















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